Exhibit 99.1

NEWS RELEASE

RAMBUS REPORTS FIRST QUARTER FINANCIAL RESULTS

Business and Financial Highlights:

●	Signed license agreements with LSI Corporation and EchoStar

●	Marvell selected Cryptography Research’s CryptoFirewall™ Anti-Counterfeiting Technology for use in Consumable Security Chip

●	Transferred a set of display patents to Acacia Research subsidiary

●	Quarterly revenue of $66.9 million; non-GAAP customer licensing income of $72.1 million

●	Quarterly GAAP diluted loss per share of $0.09; non-GAAP diluted income per share of $0.11

SUNNYVALE, Calif. – April 18, 2013 – Rambus Inc. (NASDAQ:RMBS), the innovative technology solutions company that brings invention to market, today reported financial results for the first quarter ended March 31, 2013.

GAAP Financial Results:

Revenue for the first quarter of 2013 was $66.9 million, up 16% on a sequential basis from the fourth quarter of 2012 primarily due to recognition of one-time royalty revenue during the first quarter of 2013 from a patent license agreement with LSI Corporation. As compared to the first quarter of 2012, revenue was up 6% for the same reason.

Total operating costs and expenses for the first quarter of 2013 were $65.4 million, 6% higher than the previous quarter, primarily due to bonus accruals and restructuring charges. First quarter operating costs and expenses of $65.4 million included $2.0 million of general litigation expenses, $4.9 million of stock-based compensation expenses, $2.2 million of restructuring charges, $7.0 million of amortization expenses and $4.0 million of retention bonuses from past business acquisitions. This is compared to total operating costs and expenses for the fourth quarter of 2012 of $61.5 million, which included $2.1 million of general litigation expenses, $4.5 million of stock-based compensation expenses, $0.7 million of restructuring charges, $6.8 million of amortization expenses and $4.2 million of retention bonuses from past business acquisitions. Total operating costs and expenses for the first quarter of 2012 were $80.4 million, which included $4.1 million of general litigation expenses, $6.7 million of stock-based compensation expenses, $7.6 million of amortization expenses and $9.4 million of acquisition-related transaction costs and retention bonuses from past business acquisitions.

Net loss for the first quarter of 2013 was $10.4 million as compared to net loss of $16.1 million in the fourth quarter of 2012 and net loss of $27.9 million in the first quarter of 2012. Diluted net loss per share for the first quarter of 2013 was $0.09 as compared to diluted net loss per share of $0.14 in the fourth quarter of 2012 and diluted net loss per share of $0.25 in the first quarter of 2012.

Non-GAAP Financial Results (1):

Customer licensing income in the first quarter of 2013 was $72.1 million, up 17% sequentially from the fourth quarter of 2012, and up 11% from the first quarter of 2012, primarily due to recognition of one-time royalty revenue during the first quarter of 2013 from a patent license agreement with LSI Corporation.

Total non-GAAP operating costs and expenses in the first quarter of 2013 were $48.0 million, 6% higher than the previous quarter, primarily due to the higher bonus accruals. Litigation expenses for the current quarter, which are included in the non-GAAP operating costs and expenses above, were $2.0 million. The prior quarter’s non-GAAP operating costs and expenses of $45.2 million included general litigation expenses of $2.1 million. Total non-GAAP operating costs and expenses in the first quarter of 2012 were $56.7 million, which included general litigation expenses of $4.1 million.

Non-GAAP net income in the first quarter of 2013 was $13.4 million as compared to non-GAAP net income of $8.3 million in the fourth quarter of 2012 and non-GAAP net income of $3.6 million in the first quarter of 2012. Non-GAAP diluted net income per share was $0.11 in the first quarter of 2013 as compared to $0.07 in the fourth quarter of 2012 and $0.03 in the first quarter of 2012.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of March 31, 2013 were $214.8 million, an increase of approximately $11.5 million as compared to December 31, 2012, due primarily to cash generated from operations.

During the first quarter of 2013, the Company recorded an income tax provision of approximately $4.5 million. As the Company continues to maintain a full valuation allowance against its U.S. deferred tax assets, the Company’s tax provision consists of primarily foreign withholding taxes.

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call on the Rambus Investor Relations website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 32237211.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: customer licensing income, operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the Company combined revenue, other patent royalties received but not recognized as revenue and gain from settlement, and excluded charges or gains relating to: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, costs of restatement and related legal activities, restructuring charges, severance costs and non-cash interest expense. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Customer licensing income. Customer licensing income includes the Company’s measure of the total cash royalties received from its customers under its licensing agreements with them. In addition, customer licensing income includes other patent royalties received but not recognized as revenue. In both the fourth quarter of 2012 and first quarter of 2013, a receipt of a patent royalty payment from a customer was not recognized as revenue as not all revenue recognition criteria were met during the period. Additionally, since the third quarter of 2011, the Company has received patent royalty payments from certain patent license agreements assumed in the acquisition of CRI which were treated as favorable contracts. Cash received from these acquired favorable contracts reduced the favorable contract intangible asset on the Company’s balance sheet. The Company has combined these cash royalty payments as customer licensing income to reflect the total amounts received from its customers.

Stock-based compensation expense. These expenses consist primarily of expenses related to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results.  Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions.  The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the core operation of the Company’s business.

Costs of restatement and related legal activities. These expenses consist primarily of investigation, audit, legal and other professional fees related to the 2006-2007 stock option investigation and related litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these non-recurring costs and recoveries have no direct correlation to the core operation of the Company’s business.

Non-cash interest expense. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Severance costs. These expenses relate to the separation payment to the Company’s former chief executive officer. The Company excludes these costs from its non-GAAP measures because the Company believes that these non-recurring costs have no direct correlation to the core operations of the Company’s business.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assumes net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results to assist the Company’s planning for future periods.

On occasion in the future, there may be other items, such as impairment of goodwill and long-lived assets or significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is the innovative technology solutions company that brings invention to market. Unleashing the intellectual power of our world-class engineers and scientists in a collaborative and synergistic way, Rambus invents, licenses and develops solutions that challenge and enable our customers to create the future. While best known for creating unsurpassed semiconductor memory architectures, Rambus is also developing world-changing products and services in security, advanced LED lighting and displays, and immersive mobile media. For additional information visit rambus.com.

RMBSFN

Contacts:

Carolyn Robinson
Public Relations
Rambus Inc.
(408) 462-8717
crobinson@rambus.com

Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$157,215	$148,984
Marketable securities	57,613	54,346
Accounts receivable	60	529
Prepaids and other current assets	9,038	10,529
Deferred taxes	788	788
Total current assets	224,714	215,176
Intangible assets, net	145,930	153,173
Goodwill	124,969	124,969
Property, plant and equipment, net	78,218	86,905
Deferred taxes, long-term	4,806	4,458
Other assets	3,029	3,131
Total assets	$581,666	$587,812

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,036	$7,918
Accrued salaries and benefits	31,925	23,992
Accrued litigation expenses	10,256	9,822
Other accrued liabilities	7,954	12,402
Total current liabilities	54,171	54,134
Long-term liabilities:
Convertible notes, long-term	151,487	147,556
Long-term imputed financing obligation	39,685	45,919
Other long-term liabilities	20,526	18,609
Total long-term liabilities	211,698	212,084
Total stockholders’ equity	315,797	321,594
Total liabilities and stockholders’ equity	$581,666	$587,812

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Royalties	$66,222	$62,043
Contract revenue	644	820
Total revenue	66,866	62,863
Operating costs and expenses:
Cost of revenue (1)	5,249	7,163
Research and development (1)	32,848	38,394
Marketing, general and administrative (1)	25,105	34,834
Restructuring charges	2,206	—
Costs of restatement and related legal activities	17	30
Total operating costs and expenses	65,425	80,421
Operating income (loss)	1,441	(17,558)
Interest income and other income (expense), net	(20)	98
Interest expense	(7,312)	(6,580)
Interest and other income (expense), net	(7,332)	(6,482)
Loss before income taxes	(5,891)	(24,040)
Provision for income taxes	4,511	3,850
Net loss	$(10,402)	$(27,890)
Net loss per share:
Basic	$(0.09)	$(0.25)
Diluted	$(0.09)	$(0.25)

Weighted average shares used in per share calculation
Basic	111,599	110,358
Diluted	111,599	110,358

(1) Total stock-based compensation expense for the three month periods ended March 31, 2013 and 2012 are presented as follows:

	Three Months Ended March 31,
	2013	2012
Cost of revenue	$—	$10
Research and development	$1,876	$2,720
Marketing, general and administrative	$3,072	$3,996

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Revenue	$66,866	$57,443	$62,863
Adjustments:
Other patent royalties received	5,237	4,175	2,414
Total customer licensing income	$72,103	$61,618	$65,277

Operating costs and expenses	$65,425	$61,470	$80,421
Adjustments:
Other patent royalties received	1,285	—	—
Stock-based compensation	(4,948)	(4,516)	(6,726)
Acquisition-related transaction costs and retention bonuses	(4,012)	(4,191)	(9,351)
Amortization	(7,040)	(6,811)	(7,616)
Restructuring charges	(2,206)	(679)	—
Severance costs	(514)	—	—
Costs of restatement and related legal activities	(17)	(52)	(30)
Non-GAAP operating costs and expenses	$47,973	$45,221	$56,698

Operating income (loss)	$1,441	$(4,027)	$(17,558)
Adjustments:
Other patent royalties received	3,952	4,175	2,414
Stock-based compensation	4,948	4,516	6,726
Acquisition-related transaction costs and retention bonuses	4,012	4,191	9,351
Amortization	7,040	6,811	7,616
Restructuring charges	2,206	679	—
Severance costs	514	—	—
Costs of restatement and related legal activities	17	52	30
Non-GAAP operating income	$24,130	$16,397	$8,579

Loss before income taxes	$(5,891)	$(11,233)	$(24,040)
Adjustments:
Other patent royalties received	3,952	4,175	2,414
Stock-based compensation	4,948	4,516	6,726
Acquisition-related transaction costs and retention bonuses	4,012	4,191	9,351
Amortization	7,040	6,811	7,616
Restructuring charges	2,206	679	—
Severance costs	514	—	—
Costs of restatement and related legal activities	17	52	30
Non-cash interest expense on convertible notes	4,089	3,839	3,510
Non-GAAP income before income taxes	$20,887	$13,030	$5,607
Non-GAAP provision for income taxes	7,519	4,691	2,019
Non-GAAP net income	$13,368	$8,339	$3,588

Non-GAAP basic net income per share	$0.12	$0.07	$0.03
Non-GAAP diluted net income per share	$0.11	$0.07	$0.03
Weighted average shares used in non-GAAP per share calculation:
Basic	111,599	111,332	110,358
Diluted	118,021	118,022	115,717